   As filed with the Securities and Exchange Commission on December 14, 2001
                                             Registration No. 333-______________

                -------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
               --------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
               --------------------------------------------------

                                 OMNICARE, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                         31-1001351
  (State of Incorporation)                  (I.R.S. Employer Identification No.)

                                 OMNICARE, INC.
                           100 East RiverCenter Blvd.
                                   Suite 1600
                            Covington, Kentucky 41011
                        (Address, including zip code, of
                    registrant's principal executive offices)

                                 OMNICARE, INC.
                     DIRECTOR STOCK PLAN FOR MEMBERS OF THE
                      COMPENSATION AND INCENTIVE COMMITTEE
                            (Full title of the plan)

                                Cheryl D. Hodges
                       Senior Vice President and Secretary
                                   Suite 1600
                                 Omnicare, Inc.
                           100 East RiverCenter Blvd.
                            Covington, Kentucky 41011
                                 (859) 392-3300
                      (Name, address and telephone number,
                   including area code, of agent for service)

----------------------------------------------------------------------------------------------------------------------
                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                           Proposed Maximum   Proposed Maximum
Title of  Securities                Amount to be           Offering Price     Aggregate Offering    Amount of
to be Registered                    Registered(1)(2)       Per Share(3)       Price(3)              Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
share(2)                                100,000              $23.37             $2,337,000             $559
----------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares of Common Stock that may be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) There are also being registered hereunder an equal number of Purchase Rights, which are currently attached to and transferable only with the shares of Common Stock registered hereby, issuable pursuant to this Registrant's Stockholder Rights Plan.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 10, 2001.

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

       The following documents are incorporated herein by reference as of their respective dates of filing:

           (a) The Annual Report of Omnicare, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

           (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001, filed pursuant to Section 13(a) of the Exchange Act;

           (c) The Company's Current Report on Form 8-K, dated March 6, 2001 (exclusive of portions thereof, including exhibits, filed pursuant to Item 9 of Form 8-K) and March 15, 2001, filed on March 6, 2001 and March 23, 2001, respectively, and Current Report on Form 8-K dated and filed September 28, 2001;

           (d) The description of the Company's Common Stock set forth in its Registration Statement on Form 8-A/A-1 (File No. 1-08269) filed on April 17, 1996; and

           (e) The description of the Purchase Rights issued pursuant to the Company's Stockholder Rights Plan set forth in the Company's Registration Statement on Form 8-A filed on May 18, 1999.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.

       The legality of the securities offered hereby has been passed upon for the Company by Peter Laterza, Vice President and General Counsel of the Company, who owns beneficially 25,483 shares of the Company's Common Stock and has options to purchase 43,799 shares of the Company's Stock that are not currently exercisable.

Item 6.  Indemnification of Directors and Officers.

       The Restated Certificate of Incorporation, as amended, and Amended Bylaws of the Company, and separate Indemnification Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or legal proceeding brought or threatened by reason of his or her position with the Company. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amount paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law. In addition, the Company maintains directors' and officers' liability insurance policies.

Item 7.  Exemption from Registration Claimed.

       Not applicable.

Item 8.  Exhibits.

       See Index to Exhibits following signature pages.

Item 9.  Undertakings.

       (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Securities and Exchange Commission or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 14th day of December, 2001.

                           OMNICARE, INC.



                           By  /s/ Cheryl D. Hodges
                             -------------------------------------------
                               Cheryl D. Hodges
                               Senior Vice President and Secretary

                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below hereby constitutes and appoints Edward L. Hutton, Joel
F. Gemunder and Cheryl D. Hodges his or her true and lawful attorneys-in-fact and agents, with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any and all amendments or supplements to this Registration Statement, and to perform any acts necessary to be done in order to file any and all such amendments and supplements with exhibits thereto and other documents in any way connected therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

------------------------------------------------------------------------------------------------------
     Name                               Title                                        Date
     ----                               -----                                        ----
------------------------------------------------------------------------------------------------------


/s/ Joel F. Gemunder                    President and Chief Executive                December 14, 2001
------------------------------------    Officer (principal executive officer),
Joel F. Gemunder                        and Director



/s/ Edward L. Hutton                    Chairman and Director                        December 14, 2001
------------------------------------
Edward L. Hutton



/s/ David W. Froesel, Jr                Senior Vice President and                    December 14, 2001
-----------------------------------     Chief Financial Officer
David W. Froesel, Jr.                   (principal financial officer and
                                        principal accounting officer),
                                        and Director



/s/ Cheryl D. Hodges                    Director                                     December 14, 2001
------------------------------------
Cheryl D. Hodges



/s/ Timothy E. Bien                     Director                                     December 14, 2001
--------------------------------------
Timothy E. Bien

/s/ Charles H. Erhart, Jr.              Director                                     December 14, 2001
--------------------------------------
Charles H. Erhart, Jr.



/s/ Patrick E. Keefe                    Director                                     December 14, 2001
---------------------------------------
Patrick E. Keefe



/s/ Sandra E. Laney                     Director                                     December 14, 2001
--------------------------------------
Sandra E. Laney



/s/ Andrea R. Lindell                   Director                                     December 14, 2001
--------------------------------------
Andrea R. Lindell, DNSc, RN



/s/ Sheldon Margen                      Director                                     December 14, 2001
--------------------------------------
Sheldon Margen, M.D.



/s/ Kevin J. McNamara                   Director                                     December 14, 2001
------------------------------------
Kevin J. McNamara



/s/ John H. Timoney                     Director                                     December 14, 2001
--------------------------------------
John H. Timoney


                                INDEX TO EXHIBITS

         (4) INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
INDENTURES:

             4.1        Restated Certificate of Incorporation of Omnicare, Inc.
                        (filed on March 31, 1997 as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996), as amended by Certificate of Amendment to Omnicare, Inc.'s Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Reg. No. 333-53637), filed with the Securities and Exchange Commission on May 27, 1998), each incorporated by reference herein.

             4.2 Amended Bylaws of Omnicare, Inc. (filed as Exhibit 3(c) to the Company's Registration Statement on Form S-3 (Reg. No. 333-64441) filed with the Securities and Exchange Commission on September 28, 1998 and incorporated by reference herein).

             4.3 Omnicare, Inc. Director Stock Plan for Members of the Compensation and Incentive Committee.

             4.4 Rights Agreement, dated as of May 18, 1999, between Omnicare, Inc. and First Chicago Trust Company of New York, as Rights Agent (filed on May 18, 1999 as Exhibit
                        4.1 to the Company's Registration Statement on Form 8-A and incorporated by reference herein).

       (5)   OPINION RE LEGALITY

             5.1 Opinion of Peter Laterza, Esq., Vice President and General Counsel of the Company

      (23)   CONSENTS OF EXPERTS AND COUNSEL

             23.1       Consent of PricewaterhouseCoopers LLP

             23.2 Consent of Peter Laterza, Esq. [contained in his opinion filed as Exhibit 5.1]

      (24)   POWERS OF ATTORNEY

             24.1       Power of Attorney (included on signature pages hereof)


                      -------------------------------------